SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8 K/A

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                January 21, 2000
                                (Date of report)

                            VIANET TECHNOLOGIES, INC.

  NEVADA                         033-55254-19                    87-0434285
(State of Incorporation)   (Commission File Number)          (IRS Employer ID)


                   83 Mercer Street, New York, New York 10012
                    (Address of Principle Executive Offices)

                                 (212) 219-7680
                         (Registrant's Telephone Number)

Vianet Technologies, Inc. (the "Company") initially filed a Current Report on Form 8-K with the Securities and Exchange Commission on October 27, 1999, which is hereby amended by this Form 8-K/A to comply with Item 7 of Form 8-K and the provisions of Rule 3-05 of Regulation S-X.

ITEM 2.  Acquisition or Disposition of Assets

On October 12, 1999, Vianet Technologies, Inc. (the "Company") consummated its acquisition of all of the issued and outstanding stock of Infinop Holdings, Inc. ("Infinop"), in exchange for the issuance of up to 1,495,454 shares of Common Stock of the Company. The transaction was completed in accordance with the terms of the Agreement and Plan of Merger, dated August 31, 1999, by and among the Company, Vianet Labs, Inc., a Delaware corporation ("Vianet Labs"), which is a wholly-owned subsidiary of the Company, Infinop and Paul Fisher, Howard Fisher and Craig Fisher (collectively, the "Principal Stockholders").

Infinop is engaged, through its subsidiaries, Computer and Information Science, Inc., and INFinet Op., Inc., in the business of developing and marketing data compression and pattern recognition software. Its key products, all of which incorporate its proprietary wavelet technology, are Lightning Strike, a product designed to effectuate still imagery compression, LSVideoN and LSVideoR, products designed to effectuate video or moving image processing, LSBio, a product that facilitates the compression of scanned documents for long-term data storage, and LSStorm, a product that reduces the bulk of information moving through a network.

As a result of the completion of this transaction, Infinop has become a wholly-owned subsidiary of Vianet and all of the outstanding shares of Infinop Common Stock have been cancelled and converted into shares of Vianet's Class A Common Stock, par value $0.001 per share (the "Vianet Common Stock"). In addition, the Infinop shareholders have the right to receive additional consideration in the form of shares of common stock of the Company (or, upon the election of the Principal Stockholders, in the form of cash, subject to a maximum cash limit of $3,200,000) (the "Additional Consideration"). The Additional Consideration will be based on royalties actually received by Vianet during the four year period (the "Additional Payment Period") following the closing of the Merger (the "Closing") under the terms of the following two Software License Agreements: (i) the Software License Agreement dated June 25, 1998 between Infinop Op, Inc. and Video Stream International (now doing business as "Teraglobal") (the "Teraglobal Contract"); and (ii) the Software License Agreement dated October 15, 1998 between Infinop Op, Inc. and Transwire, Inc. (now doing business as "Prism") (the "Prism Contract").

The Additional Consideration payable in respect of each outstanding share of Infinop Common Stock will represent each share's pro rata portion of a fixed percentage of the cumulative royalties in excess of $4 million received by Vianet during the Additional Payment Period. The percentage upon which those payments will be based will represent the aggregate of 50% of the royalty received from the Teraglobal Contract and 40% of the royalties received under the Prism Contract. All Additional Consideration will be payable in shares of Vianet Common Stock, unless the Principal Stockholders elect to receive cash (subject to an aggregate limit of $3.2 million in cash). The Additional Consideration payable in respect of each share of Infinop Common Stock will be distributed within 30 days of the end of each annual period during the Additional Payment Period. For purposes of determining the number of shares of Vianet Common Stock payable as Additional Consideration, the Vianet Common Stock will be valued at the average closing price of Vianet Common Stock for the five trading days immediately preceding the end of the related annual period.

Adjustment to Merger Consideration; Escrow

If the net worth of Infinop as of the effective date of the Merger is less than the net worth of Infinop as of June 30, 1999, the consideration received by the Infinop stockholders in connection with the Merger is required to be reduced by the amount of such deficit, subject to a maximum adjustment equal to 1.50% of the aggregate number of shares of Vianet Common Stock (the "Adjustment Escrow Shares") issued to each Infinop stockholder in exchange for outstanding shares of Infinop Common Stock upon completion of the Merger. In order to effectuate any such adjustment, the Adjustment Escrow Shares have been deposited with CitiBank, N.A., as escrow agent (the "Escrow Agent"), to be held in escrow pursuant to the Escrow Agreement described below (the "Escrow Agreement"). In addition, 1.50% of the aggregate number of Vianet Common Stock to which each holder of a convertible debenture previously issued by Infinop would otherwise be entitled upon conversion after the closing of the Merger and 1.50% of the shares of Vianet Common Stock to which each holder of options previously granted by Vianet would otherwise be entitled to receive upon exercise after the closing of the Merger have been deposited with the Escrow Agent pursuant to the Escrow Agreement to hold in escrow as additional Escrow Adjustment Shares. If there is a deficit between the net worth of Infinop as of the effective date of the Merger and the net worth of Infinop as of June 30, 1999, the Escrow Agent is required to deliver to Vianet out of the Adjustment Escrow Shares the number of Adjustment Escrow Shares having a value equal to such deficit. For this purpose, the Adjustment Escrow Shares will be valued at $7.00 per share. Any Adjustment Escrow Shares remaining after such adjustment will be delivered to the former stockholders of Infinop proportionately.

Escrow Agreement

As a condition to the closing of the Merger, Vianet, the Principal Stockholders, in their individual capacities, the Principal Stockholders, in their capacity as Stockholders' Agents, and Citibank, N.A., as the escrow agent, entered into an Escrow Agreement to provide for, among other things, the escrow of the Adjustment Escrow Shares. The Adjustment Escrow Shares will be held in escrow until any adjustment required by the Merger Agreement to the consideration received by the Infinop stockholders in connection with the Merger is finally determined. Pursuant to the terms of the Escrow Agreement, Citibank, N.A. will hold and safeguard the Adjustment Escrow Shares and, after any adjustment is finally determined, deliver to the former Infinop stockholders that number of Adjustment Escrow Shares held in escrow in excess of any shares which are required to satisfy any adjustment.

Treatment of Options to Purchase Infinop Common Stock

In addition to the foregoing, in accordance with the provisions of the Merger Agreement, Vianet has agreed to issue option to purchase an aggregate of 598,284 shares of its Common Stock in exchange for options to purchase an aggregate of 2,727,410 shares of Infinop common stock which were issued pursuant to the Infinop Stock Option Plan. Each such option so assumed by Vianet under the Merger Agreement shall continue to have, and be subject to, the same terms and conditions set forth in Infinop's Stock Option Plan and the applicable stock option agreement immediately prior to the Effective Time, except that (i) such option will be exercisable for a number of shares of Vianet Common Stock equal to the product of the number of shares of Infinop Common Stock that were issuable upon exercise of such option immediately prior to the Effective Time multiplied by 0.21936 (as adjusted as described below, the "Option Exchange Ratio") and rounded to the nearest whole number of shares of Vianet Common Stock, and (ii) the per share exercise price for the shares of Vianet Common Stock issuable upon exercise of such assumed option will be equal to the quotient determined by dividing the exercise price per share of Infinop Common Stock at which such option was exercisable immediately prior to the Effective Time by the Option Exchange Ratio. If Adjustment Escrow Shares are delivered to Vianet as a result of a deficit in net worth (as described under "Adjustment to Merger Consideration; Escrow") then the Option Exchange Ratio will be adjusted to equal the actual rate at which Infinop Common Stock is converted into Vianet Common Stock after such adjustment.

Treatment of Convertible Debentures

In addition, Vianet has agreed to issue 312,587 shares of its Common Stock to the holders of an aggregate of $950,000 principal amount outstanding convertible debentures previously issued by Infinop, should such holders elect to convert such convertible debenture (on the terms and conditions specified in each such convertible debenture). Such number of shares is subject to adjustment for interest payable on the convertible debentures and to subsequent adjustment as provided in each of such convertible debentures. If Adjustment Escrow Shares are delivered to Vianet as a result of a deficit in net worth (as described under "Adjustment to Merger Consideration; Escrow") then the Debenture Conversion Ratio will be adjusted to equal the actual rate at which Infinop Common Stock is converted into Vianet Common Stock after such adjustment.

Restrictions on Transferability of Vianet Common Stock; Registration Rights Agreement

Initially, the shares of Vianet Common Stock to be issued in connection with the Merger or issuable upon exercise of Infinop stock options or upon conversion of convertible debentures will not be registered or freely tradable securities. Pursuant to the Merger Agreement, no Vianet Common Stock received by the Infinop stockholders in the Merger will be transferable during the first six months after the Merger. Thereafter, the restrictions on transfer of the Vianet Common Stock received by the Infinop stockholders in connection with the Merger will be phased out as follows: (a) 25% of the Vianet Common Stock received will be transferable without reference to the restrictions on transferability in the Merger Agreement six months after the effective date of the Merger; (b) an additional 25% of the Vianet Common Stock received will be transferable without reference to the restrictions on transferability in the Merger Agreement twelve months after the effective date of the Merger; and (c) the remainder of the Vianet Common Stock received will be transferable without reference to the restrictions on transferability in the Merger Agreement 24 months after the effective date of the Merger; provided, however, that the restrictions on transfer applicable to Vianet Common Stock received by the holders of Infinop's 8% convertible debentures due August 17, 1999 converted prior to the Merger and who vote in favor of the Merger will be phased out as follows: (1) 50% of such shares of Vianet Common Stock will be transferable without reference to such restrictions six months after the effective date of the Merger and (2) the remaining 50% of such shares of such Vianet Common Stock will be transferable without reference to such restriction twelve months after the effective date of the Merger. Vianet has entered into a Registration Rights Agreement with Paul Fisher, Craig Fisher and Howard Fisher whereby Vianet has agreed to register the resale of the Vianet Common Stock issued in connection with the Merger, including any shares issued upon the exercise of any options issued by Infinop assumed by Vianet and any shares issued upon the conversion of any convertible debenture previously issued by Infinop, under the Securities Act of 1933, as amended, and applicable state securities laws, within 180 days of the closing and also upon the demand by the holders of at least 25% of such shares of Vianet Common Stock. However, Vianet is obligated to effect only four such demand registrations. Vianet is also obligated (x) to register the Vianet Common Stock in connection with any offering initiated by Vianet, subject to limitation to the extent that the inclusion of such shares would jeopardize the success of Vianet's offering, (y) register for resale all Vianet Common Stock issuable upon the exercise of any Infinop options assumed by Vianet on Form S-8 as soon as Vianet is eligible to use such form, and (z) register for resale all Vianet Common Stock issued in connection with the Merger on Form S-3 within 30 days after Vianet becomes eligible to use such form. All costs of any registration will be borne by Vianet. However, the selling stockholders will be required to pay all underwriting and sales discounts and commissions. Vianet will be obligated to pay certain liquidated damages in the event that it fails to honor its registration obligations under the Registration Rights Agreement.

Board Representation

Vianet has agreed that for so long as the Principal Stockholders continue to own at least 10 percent of the issued and outstanding Vianet Common Stock, at each annual meeting of shareholders of Vianet, Vianet's nominating committee shall nominate one candidate for director selected by the nominating committee from a list of three candidates proposed by the Principal Stockholders, and that management shall recommend the election of such candidate.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Financial Statements of Businesses Acquired.

                  The Company acquired 100% of the outstanding shares of capital stock of Infinop Holdings, Inc.("Infinop ") on October 12, 1999. The financial statements of Infinop filed herein as Addendum I include:

     (1) Independent Auditor's Report

     (2)  Consolidated  Balance  Sheets  at June 30,  1999  and  June 30,  1998-
(Audited)

     (3) Consolidated Statements of Operations for the years ended June 30, 1999 and June 30, 1998- (Audited)

     (4) Consolidated Statements of Deficiency in Shareholders' Equity for the years ended June 30, 1999 and June 30, 1998- (Audited)

     (5) Consolidated Statements of Cash Flows for the years ended June 30, 1999 and June 30, 1998- (Audited)

     (6) Notes to Consolidated Financial Statements - Years ended June 30, 1999 and 1998- (Audited)

     (7) Consolidated Balance Sheets at September 30, 1999 and September 30, 1998- (Unaudited)

     (8) Consolidated Statements of Operations for the three months ended September 30, 1999 and September 30, 1998- (Unaudited)

     (9) Consolidated Statements of Cash Flows for the three months ended September 30, 1999 and September 30, 1998- (Unaudited)

(b) Pro Forma Financial Information filed herein as Addendum II are as follows:

     (1) Pro Forma Consolidated Balance Sheets (Unaudited) as of September 30, 1999.

     (2) Pro Forma Consolidated Statements (Unaudited) of Operations for the nine months ended September 30, 1999

     (3) Pro Forma Consolidated Statements (Unaudited) of Operations for the twelve months ended December 31, 1998

(c) Exhibits (Previously filed as an exhibit to the Company's Form 8-K, filed on October 27, 1999).

                  Agreement and Plan of Merger
                  Escrow Agreement

                                    SIGNATURE

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

                                                       Vianet Technologies, INC.
                                                                    (Registrant)

January 21, 2000
                                                          /s/ Vincent Santivasci
                                                              Vincent Santivasci
                                                         Chief Financial Officer

                                   Addendum I

                     INFINOP HOLDINGS, INC. AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS

                       YEARS ENDED JUNE 30, 1999 AND 1998

                                TABLE OF CONTENTS

                                                                                                             Page
FINANCIAL STATEMENTS:

   Independent Auditors' Report                                                                               1

   Consolidated Balance Sheets - June 30, 1999 and 1998                                                       2

   Consolidated Statements of Operations - Years Ended June 30, 1999 and 1998                                 3

   Consolidated Statements of Deficiency in Shareholders' Equity -
      Years Ended June 30, 1999 and 1998                                                                      4

   Consolidated Statements of Cash Flows - Years Ended June 30, 1999 and 1998                                 5

   Notes to Consolidated Financial Statements                                                               6-13

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders
Infinop Holdings, Inc.

We have audited the accompanying consolidated balance sheets of Infinop Holdings, Inc. and subsidiaries as of June 30, 1999 and 1998, and the related consolidated statements of operations, deficiency in shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Infinop Holdings, Inc. and subsidiaries as of June 30, 1999 and 1998, and the consolidated results of their operations and cash flows for the years then ended, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has sustained significant operating losses, is unable to pay its creditors within normal trade terms and has a significant working capital deficiency. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                  /s/EDWARD ISAACS & COMPANY LLP
                                                     EDWARD ISAACS & COMPANY LLP

New York, New York
December 18, 1999

                     INFINOP HOLDINGS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                             JUNE 30, 1999 AND 1998

                                                                        1999          1998
                                                                   -------------------------------
                                ASSETS

Current Assets:

 Cash ...........................................................   $      --      $   116,234
 Accounts receivable ............................................       146,127           --
 Prepaids and other current assets ..............................         4,407           --
                                                                    -----------    -----------

   Total Current Assets .........................................       150,534        116,234

Property and Equipment ..........................................       152,878        110,358
                                                                    -----------    -----------

                                                                    $   303,412    $   226,592
                                                                    ===========    ===========

               LIABILITIES AND DEFICIENCY IN SHAREHOLDERS' EQUITY

Current Liabilities:
 Cash overdraft .................................................   $    19,374           --

 Current portion of long-term debt ..............................        70,975         28,127
 Accounts payable and accrued liabilities .......................       876,772        901,605

 Payable to Vianet Technologies, Inc. ...........................       350,000           --
 Convertible debentures .........................................       750,000           --

 Demand loans payable ...........................................        50,000         50,000
                                                                    -----------    -----------

   Total Current Liabilities ....................................     2,117,121        979,732
                                                                    -----------    -----------

Long-Term Debt ..................................................        15,796         46,796
                                                                    -----------    -----------

Convertible Debentures - noncurrent .............................     1,125,000        875,000
                                                                    -----------    -----------

Deficiency in Shareholders' Equity:

 Preferred stock, $0.01 par value, 200,000 shares authorized;
  none, issued or outstanding ...................................          --             --
 Common stock, $0.01 par value, 100,000,000 shares authorized;
  6,025,000 and 5,925,000 shares, issued and outstanding ........        60,250         59,250
 Additional paid-in capital .....................................       565,750        556,750
 Accumulated deficit ............................................    (3,580,505)    (2,290,936)
                                                                    -----------    -----------

   Total Deficiency in Shareholders' Equity .....................    (2,954,505)    (1,674,936)
                                                                    -----------    -----------

                                                                    $   303,412    $   226,592
                                                                    ===========    ===========

See Independent Auditors' Report and notes to financial statements.

                     INFINOP HOLDINGS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                       YEARS ENDED JUNE 30, 1999 AND 1998

                                      1999          1998
                               -------------------------------

Revenue:

 Services ....................   $ 1,087,563    $   223,279
                                 -----------    -----------

Costs and Expenses:
 Cost of services ............       493,060         54,256
 Research and development ....     1,135,817        946,567
 Selling and marketing .......       178,737           --
 General and administrative ..       324,127        402,182
 Depreciation and amortization        94,851        129,861
 Interest ....................       150,540         23,794
                                 -----------    -----------

                                   2,377,132      1,556,660
                                 -----------    -----------

   Net Loss ..................   $(1,289,569)   $(1,333,381)
                                 ============   ===========



See Independent Auditors' Report and notes to financial statements.

                     INFINOP HOLDINGS, INC. AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF DEFICIENCY IN SHAREHOLDERS' EQUITY
                       YEARS ENDED JUNE 30, 1999 AND 1998

                                                                                         Total
                                                           Additional                 Deficiency in
                                   Common Stock            Paid-In      Accumulated    Shareholders'
                                Shares       Amount        Capital        Deficit        Equity

                              --------------------------------------------------------------------------------------


Balances at July 1, 1997      4,100,000   $    41,000       $   --     $  (957,555)   $  (916,555)

Issuance of common stock        300,000         3,000        97,000           --          100,000

Conversion of debt ......     1,525,000        15,250       459,750           --          475,000

Net loss for year
                                   --            --            --       (1,333,381)    (1,333,381)
                            -----------    ----------       --------    -----------    -----------


Balances at June 30, 1998     5,925,000        59,250       556,750     (2,290,936)    (1,674,936)

Issuance of common stock        100,000         1,000         9,000           --           10,000

Net loss for year
                                   --            --            --       (1,289,569)    (1,289,569)
                            -----------    ----------       --------    -----------    -----------

Balances at June 30, 1999     6,025,000   $    60,250   $   565,750    $(3,580,505)   $(2,954,505)
                            ===========    ==========       ========    ===========    ===========










See Independent Auditors' Report and notes to financial statements.

                     INFINOP HOLDINGS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                       YEARS ENDED JUNE 30, 1999 AND 1998

                                                              1999            1998
                                                        --------------- -----------------
Operating Activities:

 Net loss ..............................................   $(1,289,569)   $(1,333,381)
 Adjustments to reconcile net loss to net cash used
  in operating activities:
  Depreciation and amortization ........................        94,851        129,861
  Increase (decrease) in cash attributable to changes in
   assets and liabilities:
    Accounts receivable ................................      (146,127)        16,642
    Prepaids and other current assets ..................        (4,407)        12,709
    Accounts payable, accruals and other ...............       (14,833)           316
                                                           -----------    -----------

  Net Cash Used In Operating Activities ................    (1,360,085)    (1,173,853)
                                                           -----------    -----------

Cash Used In Investing Activities:
Capital expenditures ...................................      (137,371)       (27,507)
                                                           -----------    -----------

Financing Activities:
 Cash overdraft ........................................        19,374         (6,709)
 Principal payments of long-term debt ..................       (28,152)      (190,697)
 Loans from Vianet Technologies, Inc. ..................       350,000
 P roceeds from long-term debt .........................        40,000         90,000
 Proceeds from convertible debentures ..................     1,000,000      1,325,000
 Issuance of common stock ..............................          --          100,000
                                                           -----------    -----------

  Net Cash Provided By Financing Activities ............     1,381,222      1,317,594
                                                           -----------    -----------

Net (Decrease) Increase In Cash ........................      (116,234)       116,234


Cash Beginning of Year .................................       116,234           --
                                                           -----------    -----------

Cash End of Year .......................................   $      --      $   116,234
                                                           ===========    ===========

Supplemental Disclosure of Cash Flow information:

                                                           ===========    ===========
 Interest paid .........................................   $    60,498    $    23,794
                                                           ===========    ===========

Noncash Transactions:

 Issuance of common stock for consulting services ......   $    10,000           --
                                                           ===========    ===========

 Conversion of notes payable into common stock .........   $      --      $   475,000
                                                           ===========    ===========

See Independent Auditors' Report and notes to financial statements.

                    INFINOP HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       YEARS ENDED JUNE 30, 1999 AND 1998

1.       Organization and Business

               Infinop Holdings, Inc. ("Infinop") was incorporated in the State of Delaware, U.S. on November 26, 1997 initially to acquire Infinet Op, Inc. ("Infinet") and Computer and Information Sciences, Inc. ("CIS"), which were companies under common ownership and control. Infinet and CIS develop advanced compression technologies for a wide range of software and hardware applications. Infinet and CIS are considered to be predecessor businesses of Infinop (collectively the "Company").

          Merger with Infinet Op, Inc. and Computer and Information Sciences, Inc.:

               On November 26, 1997, Infinop entered into an agreement with Infinet and CIS under the terms of which Infinop acquired, Infinet and CIS through an exchange of shares (the "Acquisition"). Subject to the terms and conditions of this agreement, Infinop issued to the shareholders of Infinet and CIS, 4,100,000, shares of fully paid and nonassessable shares of the Infinop's common stock, $.01 par value ("Common Stock") per share in exchange for each share of Infinet and CIS outstanding common stock. The acquisition has been accounted for in a manner similar to a pooling of interests since the shareholders of Infinet and CIS were related parties to the shareholders of Infinop. These financial statements reflect the transactions of Infinet and CIS prior to the formation of Infinop.

2.       Going Concern

               The Company has sustained significant operating losses, is unable to pay its creditors within normal trade terms and has a significant working capital deficiency. Additionally, the Company will continue to incur operating losses and negative cash flows for the forseeable future until it completes development of its technologies and can generate significant revenues. On October 12, 1999, the Company merged into Vianet Technologies, Inc. ("Vianet") (see Note 4). The Company is dependent on Vianet's ability to obtain additional sources of financing to fund its working capital requirements. There is no assurance that Vianet will be able to continue to obtain adequate funding on acceptable terms and there is no assurance that once obtained such additional funding will result in the Company's profitable operation.

3.       Significant Accounting Policies

         Basis of Consolidation:

               The consolidated financial statements include the accounts of Infinop and its wholly-owned subsidiaries, Infinet and CIS. All significant intercompany accounts and transactions have been eliminated.

         Property and Equipment:

               Property and equipment are stated at cost and depreciated over their estimated useful lives, which range from two to seven years. Leasehold improvements are amortized over the shorter of their useful lives or the terms of applicable leases. Long-lived assets are reviewed for impairment whenever the facts and circumstances indicate that the carrying amount may not be recoverable.

                     INFINOP HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       YEARS ENDED JUNE 30, 1999 AND 1998

3.       Significant Accounting Policies (Continued)

         License and Royalty Agreements:

               The Company in the normal course of business has entered into several license and royalty agreements which generally provide for the Company to receive payments from customers to develop certain software. Payments are recognized as revenue when associated services are performed. The agreements also provide for the collection of royalties in the event software development is successful, however, the agreements do not contain provisions for minimum royalty payments.

         Use of Estimates:

               The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates include management's determination of cost of services performed. Actual results could differ from those estimates.

         Stock Option Plan:

               The Company accounted for stock options issued to employees in accordance with SFAS No. 123, Accounting for Stock-Based Compensation, which permits entities to continue to apply the provisions of Accounting Principles Board ("APB") Opinion No. 25 and provide pro forma net income disclosures for employee stock option grants as if the fair value based method, as defined in SFAS No. 123, had been applied. The Company has elected to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure required by SFAS No. 123.

         Fair Value of Financial Instruments:

               Statement of Financial Accounting Standards ("SFAS") No.107, Disclosures About Fair Value of Financial Instruments, requires disclosure of the fair value of certain financial instruments for which it is practicable to estimate fair value. For purposes of the disclosure requirements, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. Fair value of financial instruments classified as current assets or liabilities (except Convertible Debentures) approximates carrying value due to the short-term maturity of underlying financial instruments. It was not practical to estimate the fair value of the Company's Convertible Debentures because quoted market prices do no exist and comparable securities were not available.

                     INFINOP HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       YEARS ENDED JUNE 30, 1999 AND 1998

3.       Significant Accounting Policies (Continued)

         Income Taxes:

               The Company accounts for income taxes under the asset and liability method as required by SFAS No. 109, Accounting for Income Taxes. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial reporting and income tax bases of assets and liabilities and are measured using the enacted tax rates and laws expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

         Research and Development:

               Research and development costs are expensed as incurred.

         Segment Reporting:

               Effective July 1, 1998, the Company adopted the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" (SFAS No. 131). SFAS No. 131 superceded FASB Statement No. 14, "Financial Reporting for Segments of a Business
          Enterprise." SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. SFAS No. 131 also establishes standards for related disclosures about products and services, geographic areas, and major customers. The adoption of SFAS No. 131 did not effect the results of operations, financial position, or the disclosure of segment information because the Company operates only in one segment.

4.       Acquisition by Vianet Technologies, Inc.

               On May 19, 1999, the Company entered into a letter of intent to sell 100% of the Company's shares to Vianet Technologies, Inc. ("Vianet"), in exchange for common shares of Vianet. As part of the agreement, the Company received advances from Vianet aggregating $784,000 ($350,000 was advanced as at June 30, 1999, and the balance was advanced subsequently). On October 12, 1999, pursuant to the Agreement and Plan of Merger, Vianet Labs, Inc. ("Labs") a wholly-owned subsidiary of Vianet, effected a tax-free reverse subsidiary merger of Labs into Infinop, which resulted in Vianet owning all of the issued and outstanding shares of Infinop and the shareholders of Infinop receiving 1,495,454 shares of Vianet in exchange for their Infinop shares. The Agreement also provides for additional consideration based on future royalties earned from two existing agreements, other post closing adjustments and assumption of the Company's stock option plans.

                     INFINOP HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       YEARS ENDED JUNE 30, 1999 AND 1998

5.       Property and Equipment

         Property and equipment consists of:

                                   1999       1998
                                ---------   --------

Furniture and equipment ......   $491,774   $379,706
Leasehold improvements .......     27,476      2,173
                                 --------   --------

                                  519,250    381,879
Less: Accumulated depreciation    366,372    271,521
                                 --------   --------

                                 $152,878   $110,358
                                 ========   ========

6.       Accounts Payable and Accrued Liabilities

         Accounts payable and accrued liabilities consists of:

                                  1999       1998
                                --------   ---------

Accounts payable ............   $484,826   $347,300
Accrued compensation ........    222,762    234,823
Accrued litigation settlement       --      250,000
Accrued interest ............     90,042       --
Other accruals ..............     79,142     69,482
                                --------   --------

                                $876,772   $901,605
                                ========   ========

7.       Long-Term Debt

         Long-term debt consists of:
                                                        1999    1998
                                                     -------   -------

12% note payable to bank in equal monthly
   installments, of $2,999, inclusive of interest,
   maturing November 2000 ........................   $46,796   $74,923

10% note payable to bank, originally due
   October 1998, extended and repaid in
   in August 1999 ................................    39,975      --
                                                     -------   -------

                                                      86,771    74,923
Less: Current maturities .........................    70,975    28,127
                                                     -------   -------

                                                     $15,796   $46,796
                                                     =======   =======

                     INFINOP HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       YEARS ENDED JUNE 30, 1999 AND 1998

8.       Convertible Debentures

         Convertible debentures consist of notes, with interest ranging from 6% to 8%, which are convertible into common stock at various conversion rates through September 30, 2004. During the year ended June 30, 1998, $475,000 of the convertible debentures were converted into 1,525,000 shares of common stock and $50,000 of the debentures were reclassified to demand loans payable upon reaching the expiration of conversion. Outstanding debentures at June 30, 1999 are convertible at a ratio of one share for every $1 of principal and accrued interest. In October 1999, $750,000 of convertible debentures (plus accrued interest) were converted into 792,364 shares of common stock.

9.       Related Party Transactions

         Compensation Payable:

         Compensation payable to two shareholders of the Company of $103,521 is included in accounts payable and accrued liabilities at June 30, 1999 and 1998, respectively.

         Other:

         Receivables from a shareholder and a related company of $85,144 are currently in dispute. At June 30, 1999 and 1998, the Company has provided a reserve for the entire amount.

10.      Retirement Plan

         The Company maintains a defined contribution plan (SARSEP) for its employees under which eligible employees can contribute up to 15% of earnings, as defined, up to specified IRS allowable limits. There were no employer contributions under the plan.

11.      Income Taxes

         For Federal income tax purposes, Infinop has unused net operating loss carryforwards of approximately $3,500,000 expiring through year 2019. The availability of the net operating loss carryforwards to offset income in the future years, if any, may be limited by Internal Revenue Code Section 382 as a result of certain ownership changes.

                     INFINOP HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       YEARS ENDED JUNE 30, 1999 AND 1998

11.      Income Taxes (Continued)

         The tax effects of the temporary differences that give rise to significant portions of deferred tax assets at June 30, 1999 and 1998 are as follows:

                                                                               1999                1998
                                                                         --------------        ----------
         Deferred Tax Assets:

           Federal net operating loss carryforwards                       $ 1,200,000      $      422,000
           Accounts payable and accrued liabilities                                   -           283,000
           Depreciation                                                               -            12,000
           Receivables                                                                             49,000
                                                                          ------------     --------------

                                                                            1,200,000             776,000
           Less: Valuation allowance                                       (1,200,000)          (776,000)
                                                                          -------------    --------------

        Deferred Tax Asset                                                $   --           $         --
                                                                          ===============  ==============

         In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the projected future taxable income and tax planning strategies in making this assessment. The valuation allowance was recorded due to the uncertainty in the utilization of the net operating loss carryforwards and other deferred tax assets. During the year ended June 30, 1999, the valuation allowance increased by $424,000.

         There was no provision for income taxes for years ended June 30, 1999 and 1998 due to the offset of the increase in the valuation allowance against the related tax benefit for each of the periods.

         The income tax provision varied from the statutory rate as follows for each of the years ended June 30:

                                                                          1999              1998
                                                                        ---------        -------

                  U.S. statutory rate                                     (34.0)%           (34.0)%
                  Valuation allowance                                      34.0              34.0
                                                                         -------          --------

                                                                            0.0%              0.0%
                                                                         =======          ========

12.      Stock Option Plan

         On January 1, 1998, the Company adopted the 1998 Stock Option Plan of Infinop Holdings, Inc. (the Plan). The Plan permits the issuance of stock options to purchase up to 2,025,000 shares of common stock to selected employees, consultants and directors of the Company. Options granted may be either nonqualified or incentive stock options. Unless terminated by the board of directors, the Plan is scheduled to terminate on December 31, 2007.

                     INFINOP HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       YEARS ENDED JUNE 30, 1999 AND 1998

12.     Stock Option Plan (Continued)

        The following table summarizes stock option activity (including options issued outside the plan) for the years ended June 30, 1999 and 1998:

                                                                      Number of                   Weighted
                                                                    Shares Subject          Average Exercise
       Stock Option Activity                                          to Option                  Price Per Share

       Outstanding, July  1, 1997
            Granted                                                   2,140,787                        $  .06
            Forfeited                                                   (45,045)                       $  .05
                                                                     -------------

       Outstanding, June 30, 1998                                     2,095,742                        $  .06
            Granted                                                     677,500                        $  .10
            Exercised (a)                                              (100,000)                       $  .10
                                                                    --------------

       Outstanding, June 30, 1999                                     2,673,242                        $  .07
                                                                    =============

     (a) Issuance of common stock upon exercise was for consulting services provided.

     The following table summarizes information about stock options outstanding and exercisable at June 30, 1999:

                                                           Options Outstanding and Exercisable

                                                                        Weighted              Weighted
                                                                         Average               Average
                         Exercise                                       Remaining             Exercise
                           Price                    Number of          Contractual              Price
                         Per Share                   Shares           Life (Years)            Per Share

                          $  .05                    1,795,742                 8.5                 $.05
                          $  .10                      877,500                 8.5                  .10
                                                    -------------

                                                    2,673,242                 8.5                 $.07
                                                    =============

        The Company did not recognize any compensation expense relative to the options for the period ended June 30, 1999 and 1998 since the option price was in excess of fair value at the date of grant. As the Company was only recently formed, management has determined that the fair value of the options granted was deminimus and, therefore, has not presented the pro forma disclosures required by SFAS No. 123 as the effect on reported net loss is immaterial.

        Subsequent to June 30, 1999, the Company issued options to purchase 55,000 shares at an average price of $1.20 per share and 20,832 options with an exercise price of $.10 per share were forfeited.

        On October 12, 1999 Vianet, pursuant to its Agreement and Plan of Merger (the "Agreement") with the Company (see Note 4), assumed options granted under the Company's Plan. These options were assumed by Vianet outside its stock option plan, and they will be administered as if under their original plans. All of these options have been adjusted to effectuate the conversion under the Agreement with the Company and Vianet.

                     INFINOP HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       YEARS ENDED JUNE 30, 1999 AND 1998

13.     Concentration of Credit Risk

               At June 30, 1998, revenues from two major customers represented approximately 61% of the Company's revenues. At June 30, 1999, receivables from two major customers constitute 89% of total receivables.

14.     Commitments and Contingencies

        Leases:

               The Company leases office space along with equipment under operating leases extending to September 2000. The leases provide for payment by the Company of other expenses. The lease for office space which expires June 30, 2000 has no renewal option.

               Minimum rental payments under noncancellable leases are $50,050 and $513 in 2000 and 2001, respectively.

               Rent expense for the years ended June 30, 1999 and 1998 was $19,967 and $29,750, respectively.

        Settlement of Lawsuit:

               In June 1999, the Company settled a lawsuit arising from a potential merger. The settlement of $250,000 and related legal costs of approximately $400,000 had been fully accrued as of June 30, 1997.

Consolidated Balance Sheets
INFINOP HOLDINGS, INC. AND SUBSIDIARIES
September 30, 1999 and 1998
(unaudited)

                                                    September 30, 1999            September 30, 1998
                                                  -----------------------       ------------------------
                 ASSETS

Current Assets:

 Accounts receivable                                      $       29,168                   $          -
 Prepaid and other current assets                                 17,656                              -
                                                   ----------------------       ------------------------
 Total Current Assets                                             46,824                              -

Property and Equipment                                           240,551                         86,358
                                                  -----------------------       ------------------------

                                                          $      287,375                 $       86,358
                                                  =======================       ========================

      LIABILITIES AND DEFICIENCY IN SHAREHOLDERS' EQUITY

Current Liabilities:

 Cash Overdraft                                            $      22,278                  $       2,610
 Current portion of long-term debt                                23,326                         37,049
 Demand notes payable                                             50,000                         50,000
 Accounts payable and accruals                                   928,423                        915,758
 Payable to Vianet Technologies, Inc.                            724,000                              -
 Convertible Debentures                                          750,000                              -
                                                   ----------------------       ------------------------
 Total Current Liabilities                                     2,498,027                      1,005,417
                                                   ----------------------       ------------------------

 Long-Term Debt                                                   15,796                         70,884
                                                  -----------------------       ------------------------
 Convertible Debentures (Noncurrent)                           1,125,000                        875,000
                                                   ----------------------       ------------------------

Deficiency in Shareholders' Equity:

 Common shares                                                    60,250                         59,250

 Additional paid-in capital                                      565,750                        556,750
 Accumulated Deficit                                         (3,977,448)                    (2,480,943)
                                                   ----------------------       ------------------------

Total Deficiency in Shareholders' Equity                     (3,351,448)                    (1,864,943)
                                                  -----------------------       ------------------------
                                                         $      287,375                 $       86,358
                                                  =======================       ========================

CONSOLIDATED STATEMENTS OF OPERATIONS
INFINOP HOLDINGS, INC. AND SUBSIDIARIES
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998
(UNAUDITED)

                                                                       1999                         1998
                                                             -------------------------    --------------------------
 Revenue:

    Services                                                               $  331,841                    $  319,153
                                                             -------------------------    --------------------------
Costs and Expenses:

    Cost of services                                                          145,140                        97,854
    Selling, general and administrative                                       214,255                       144,452
    Research and development                                                  331,750                       223,667
    Interest                                                                   37,639                        43,187
                                                             -------------------------    --------------------------
                                                                              728,784                       509,160
                                                             -------------------------    --------------------------
        Net Loss                                                          $ (396,943)                   $ (190,007)
                                                             =========================    ==========================

CONSOLIDATED STATEMENTS OF CASH FLOWS
INFINOP HOLDINGS, INC. AND SUBSIDIARIES
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998
(UNAUDITED)

Operating Activities:                                                             1999                   1998
                                                                          ----------------------  --------------------
 Net loss                                                                         $   (396,943)          $  (190,007)
 Adjustments to reconcile net loss to net cash used
       in operating activities:
              Depreciation and amortization                                             32,211                24,000
              Increase (decrease) in cash attributable to changes in
                 assets and liabilities:
                       Prepaids and other current assets                               (13,249)                   -
                       Accounts receivable                                             116,959                    -
                       Accounts payable, accruals and other                             51,651                14,153
                                                                          ----------------------  --------------------
 Net Cash Used In Operating Activities                                                (209,371)             (151,854)
                                                                          ----------------------  --------------------

Cash Used In Investing Activities:
 Capital expenditures                                                                 (119,884)                     -
                                                                          ----------------------  --------------------
Financing Activities:
 Proceeds from of long-term debt                                                              -                40,000
 Principal payments of long-term debt                                                  (47,649)                (6,990)

 Cash overdraft                                                                           2,904                 2,610
 Loans from Vianet Technologies, Inc.                                                   374,000                     -
                                                                          ----------------------  --------------------

 Net Cash Provided By Financing Activities                                              329,255                35,620
                                                                          ----------------------  --------------------
 Net Decrease In Cash And Cash Equivalents                                                    -              (116,234)

 Cash, beginning                                                                              -               116,234
                                                                          ----------------------  --------------------

 Cash, end                                                                            $       -             $       -
                                                                          ======================  ====================

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
INFINOP HOLDINGS, INC. AND SUBSIDIARIES
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998
(UNAUDITED)





1.       Basis of Presentation

               The accompanying consolidated financial statements have been prepared by the Company without audit in accordance with generally accepted accounting principles for interim financial statements. In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included.

               The accompanying consolidated financial statements do not include certain footnotes and financial presentations normally required under generally accepted accounting principles and, therefore, should be read in conjunction with the audited financial statements included herein as at June 30, 1999.

               The consolidated financial statements include the accounts of Infinop Holdings, Inc. and Subsidiaries, Infinet OP, Inc. and Computer and Information Sciences, Inc., (collectively, the "Company"). All significant intercompany accounts and transactions have been eliminated.

2.       Property and Equipment

         Property and equipment consists of:

                                                                       1999               1998
                                                                  --------------     --------------

               Furniture and equipment                             $   589,225        $   379,706
               Leasehold improvements                                   49,909              2,173
                                                                  -------------      --------------

                                                                        639,134            381,879
               Less: Accumulated depreciation                           398,583            295,521
                                                                   ------------       ------------

                                                                   $   240,551        $     86,358
                                                                   ===========        ============

3.       Accounts Payable and Accrued Liabilities

         Accounts payable and accrued liabilities consists of:

                                                                       1999               1998
                                                                  --------------     ---------

               Accounts payable                                    $   678,553        $   347,300
               Accrued compensation                                    205,161            234,823
               Accrued litigation settlement                                 -            250,000
               Accrued interest                                         21,999             37,708
               Other accruals                                           22,710             45,927
                                                                   -------------      -----------

                                                                   $   928,423        $   915,758
                                                                   ===========        ===========

Addendum II

         In October 1999, the Company acquired all of the outstanding capital stock of Infinop Holdings, Inc. ("Infinop") for approximately $12.9 million including acquisition costs. The purchase was accounted for as a purchase. A significant portion of the purchase price was identified in an appraisal as intangible assets, including approximately $11.5 million of acquired in-process research and development. The in-process research and development was calculated taking in consideration the expected future revenues over the life of the technology acquired, the estimated selling and other costs to market the products and a net present value discount rate determined to be appropriate to the associated risks of the business.

         The following pro forma financial statements have been prepared as if the acquisition of Infinop Holdings, Inc. and Subsidiaries by the Company had occurred on the first day of the periods presented in the pro forma statements of operations and as of September 30, 1999 in the pro forma balance sheet. The pro forma financial information is based on the historical financial statements of the Company and gives effect to the combination under the purchase method of accounting. The pro forma financial statements should be read in conjunction with the historical financial statements of the Company and should not be considered to be a representation of actual results that would have occurred if the transaction had occurred on the dates indicated.

VIANET TECHNOLOGIES, INC. AND SUBSIDIARY (VIANET)
PRO FORMA -CONSOLIDATED BALANCE SHEETS - UNAUDITED
September 30, 1999

                                       VIANET     DEVELCON   Pro Forma         Pro Forma      INFINOP
                                    (Historical)(Historical) Adjustments       After          (Historical)  Pro Forma
                                         (1)        (2)      DEVELCON          DEVELCON       (13)          Adjustments
                                                             Disposition       Disposition                  INFINOP
                                                                                  (8)                       Acquisition    Pro Forma
Current Assets:

 Cash and cash equivalents          $  38,981   $  23,364    $   -             $ 15,617       $    -        $     -        $  15,617

 Accounts receivable, net of
  Allowances                        1,072,308   1,072,308                             -          29,168                       29,168

 Inventories                        2,588,997   2,588,997                             -               -                            -

 Prepaid and other current assets     378,394     229,022                       149,372          17,656                      167,028
                                    ---------   ---------    ----------        --------       ----------    ---------      ---------
 Total Current Assets               4,078,680   3,913,691        -              164,989          46,824           -          211,813
                                    ---------   ---------    ----------        --------       ----------    ---------      ---------

Property and Equipment              2,174,925   2,174,925        -                    -         240,551           -          240,551
                                    ---------   ---------    ----------        --------       ----------    ---------      ---------

Other Assets:

 Loans to Infinop and PSI           1,024,000           -                     1,024,000            -        (724,000)  (9)   300,000
 Communications

 Receivable from Develcon                   -           -     1,624,828 (4)   1,624,828            -              -        1,624,828

 Intangibles                        5,813,207   5,055,618      (598,457)(5)     159,132            -         920,111  (10) 1,079,243

 Technology licenses                  360,000           -       536,547 (7)     896,547            -              -          896,547

 Other                                 58,212           -         -              58,212            -              -           58,212
                                    ---------   ---------    ----------        --------       ----------    ---------      ---------
 Total Other Assets                 7,255,419   5,055,618     1,562,918       3,762,719            -         196,111       3,958,830
                                    ---------   ---------    ----------        --------       ----------    ---------      ---------
                                   13,509,024  11,144,234     1,562,918      $3,927,708       $ 287,375    $ 196,111       4,411,194
                                   ==========  ==========    ==========      ==========       ===========   =========      =========

Current Liabilities:

 Bank line of credit                $ 340,135   $ 340,135    $    -          $       -        $    -        $     -        $       -

 Cash overdraft                             -           -                            -           22,278                       22,278

 Current portion of long-term debt  1,999,701   1,999,701                            -           23,326                       23,326

 Note payable to Vianet Tech., Inc.         -   4,832,695    4,832,695 (4)           -          724,000     (724,000) (9)          -

 Accounts payable and accruals      4,657,394   3,310,752                    1,346,642          928,424      163,688  (11) 2,438,754

 Convertible debentures                     -           -                            -          750,000     (750,000) (14)         -

 Demand loans payable-related
  parties                           2,510,215     308,698                    2,201,517           50,000                    2,251,517
                                    ---------   ---------    ----------        --------       ----------    ---------      ---------

 Total Current Liabilities          9,507,445  10,791,981    4,832,695       3,548,159        2,498,028   (1,310,312)      4,735,875
                                    ---------   ---------    ----------        --------       ----------    ---------      ---------

Convertible Debentures (noncurrent)         -           -        -                   -        1,125,000          -         1,125,000
                                    ---------   ---------    ----------        --------       ----------    ---------      ---------

Long-Term Debt                         56,828      56,828        -                   -           15,796          -            15,796
                                    ---------   ---------    ----------        --------       ----------    ---------      ---------

Shareholders' Equity (Deficit):

 Common shares                          9,141           -          183 (3)       9,324           60,250      (58,715) (9)     10,859
                                                                       (6)                                           &(12)

 Subscription receivable                 (500)          -                         (500)             -            -             (500)

 Additional paid-in capital         8,561,956           -    1,414,455 (3),  9,976,411          565,750    9,027,663 (9)  19,569,824
                                                                       (6)                                           &(12)
                                                                      &(7)

 Accumulated deficit               (4,624,773)    295,425   (4,684,415)(15) (9,604,613)      (3,977,449) (7,462,525)(16)(21,044,587)

 Accumulated other comprehensive
 income                                (1,073)          -                       (1,073)             -                        (1,073)
                                    ---------   ---------    ----------        --------       ----------    ---------      ---------
 Total Shareholders' Equity

 (Deficit)                          3,944,751     295,425   (3,269,777)        379,549       (3,351,449)   1,506,423     (1,465,477)
                                    ---------   ---------    ----------        --------       ----------    ---------      ---------
                                   13,509,024  11,144,234    1,562,918       3,927,708          287,375   $  196,111      4,411,194
                                    =========  ==========    ==========      ==========       ==========   =========      ==========


Notes to Pro Forma Balance Sheets:






     (1) As reported on the Company's 10-Q as at September 30, 1999.

     (2) Elimination of assets and liabilities of Develcon Electronics Ltd (DEVELCON) as of September 30, 1999 (unaudited)

     (3) The Company issued 399,999 warrants valued at $565,591 using the Black Scholes Model. Common Stock of 133,333 was issued at $1.50 per share.

     (4) The receivable from Develcon is secured, interest free, due in December 2004 and subordinate approximately $3,000,000 of other Develcon obligations. The $2.5 million receivable is recorded at its net present value of $1,624,828 based upon a 9% discount rate.

     (5) Legal costs and other intangible assets associated with the acquisition of Develcon incurred by Vianet.

     (6) 50,000 shares issued to the purchaser at $2.25 per share as a condition of the Share Purchase Agreement.

     (7) Issuance of warrants in consideration for the Technology license valued at $536,547 using the Black Scholes Model.

     (8) As reported on the Company's form 8K filed on January 14, 2000.

     (9) Consolidation entries: elimination of intercompany balances and share capital.

     (10) Additional goodwill of $920,111, as a result of the acquisition of Infinop Holding, Inc.

     (11) Additional accrual for $163,688 in legal and accounting costs associated with the acquisition of Infinop Holdings, Inc.

     (12)   1,495,454   Shares  of  common   stock  issued  as  part  of  merger
consideration and 40,000 shares of common stock issued as part of the transaction costs.

     (13) Infinop Holdings, Inc. and Subsidiaries (INFINOP) historical as of September 30, 1999 (unaudited).

     (14) Conversion of convertible debentures into common stock of INFINOP.

     (15) Adjustment to accumulated deficit to resulting from the pro forma effect of the disposition of DEVELCON.

     (16) Adjustment to accumulated deficit to resulting from the pro forma effect of the acquisition of INFINOP including a one-time non-recurring transaction attributing $11,503,336 to in-process research and development.

Note:  Allocation of Purchase Price

The  following   table  outlines  the  allocation  of  Purchase  Price  for  the acquisition of INFINOP:

Tangible Assets                                            $  330,000
Intangible Assets (Goodwill)                                1,079,000
In-Process Research and Development                        11,503,000
                                                    ------------------
             Subtotal                                      12,912,000
Liabilities Assumed                                        (2,994,000)
                                                    ------------------

                                                          $ 9,918,000
                                                    ==================

VIANET TECHNOLOGIES, INC. AND SUBSIDIARY (VIANET)
Pro Forma Statement of Operations
For the Nine Months Ended September 30,1999
Unaudited

                                  (1)             (2)        Pro Forma      Pro Forma         (7)       Pro Forma
                                 VIANET         DEVELCON    Adjustments       After         INFINOP    Adjustments      Pro Forma
                               (Historical)   (Historical)    DEVELCON       DEVELCON    (Historical)    INFINOP
                                                            Disposition     Disposition                Acquisition
                              -------------- -----------------------------  -----------------------------------------  -------------

Revenue:

Net sales and services .....  $1,912,243    $1,912,243      $    --         $    --     $   768,553    $    --       $   768,553

Interest and other income        112,688         2,758         109,675  (4)    219,605           --         --           219,605
                             -----------    ----------      ----------      ----------  -----------    -----------   -----------
                               2,024,931     1,915,001         109,675         219,605      768,553         --           988,158
                             -----------    ----------      ----------      ----------  -----------    -----------   -----------

Costs and Expenses:

 Cost of sales and services    1,106,118     1,106,118           --              --         407,154         --           407,154

 General and administrative    2,233,700       453,989           --          1,779,771      290,336         --         2,070,047

 Selling and marketing           695,106       695,106           --              --         209,236         --           209,236

 Research and development        786,556       786,556           --              --         864,469         --           864,469

 Product support                 189,199       189,199           --              --          66,168         --            66,168

 Depreciation and amortization   566,061       465,147          57,487  (5)    158,401      101,465      289,811  (6)    529,677

 Interest                        228,232       174,386           --             53,846      142,195         --           196,041
                             -----------    ----------      ----------      ----------  -----------    -----------   -----------
                               5,804,972     3,870,501          57,487       1,991,958    2,081,023      269,811       4,342,792
                             -----------    ----------      ----------      ----------  -----------    -----------   -----------

Loss before extraordinary
 item                         (3,780,041)   (1,955,500)         52,188      (1,772,353)  (1,312,470)    (269,811)     (3,354,634)

Extraordinary loss on
 extinguishment of debt ....    (352,875)           --         352,875 (3)       --              --         --                --
                             -----------    ----------      ----------      ----------  -----------    -----------   -----------

Net Loss ................... (4,132,916)   $(1,955,500)    $   405,063      (1,772,353)  (1,312,470) $  (269,811)    (3,354,634)
                             ===========    ==========      ==========      ==========  ===========   ============   ===========


Loss per share - basic and diluted

 Loss before extraordinary
item .......................$   (0.57)                                         $ (0.22)                                 $ (0.35)
                             -----------                                    -----------                              -----------
Net Loss ...............    $   (0.62)                                         $ (0.22)                                 $ (0.35)
                             -----------                                    -----------                              -----------

 Weighted average number of
shares outstanding ........   6,646,293                                      7,945,465                                 9,480,919
                             ===========                                    ===========                              ===========

      Notes to Pro Forma Statements of Operations
      For the Nine Months Ended September 30, 1999:

     (1) As reported on the Company's 10-Q as at September 30, 1999.

     (2) Elimination of revenue, costs and expenses of Develcon Electronics Ltd.(DEVELCON) - unaudited.

     (3) Loss arising from the restructuring of debt obligations of DEVELCON.

     (4) Interest income on the receivable from DEVELCON.

     (5) Amortization of technology license.

     (6) Amortization of goodwill as a result of acquiring INFINOP.

     (7)  Infinop   Holdings,   Inc.  and  Subsidiaries   (INFINOP)   historical
(unaudited).

VIANET TECHNOLOGIES, INC. AND SUBSIDIARY
(VIANET)
Pro Forma Statements of Operations
For the Year Ended December 31, 1998
Unaudited

                                    (1)           Pro Forma         Pro Forma         (5)            Pro Forma
                                   VIANET        Adjustments          After         INFINOP         Adjustments        Pro Forma
                                 (Historical)     DEVELCON           DEVELCON    (Historical)        INFINOP
                                                 Disposition         Disposition                    Acquisition
                               -------------- ------------------  -------------------------------------------------  ---------------

   Revenue:

    Services                   $       --         $      --         $      --     $   916,733         $     --        $  916,733
    Interest income                66,341            115,769  (2)      182,110             --               --           182,110
                               ----------         ----------         ---------     -----------         ----------      -----------
                                   66,341            115,769           182,110        916,733               --         1,098,843
                               ----------         ----------         ---------     -----------         ----------      -----------

   Costs and Expenses:

    Cost of services                   --                --                --         424,199                            424,199
    Selling, general and
     administrative               557,276                --            557,276        556,095               --         1,113,371
    Research and development                                               --         969,597                            969,597
    Depreciation and
     amortization                      --             60,681  (3)       60,681         70,103             284,800 (4)    415,584
    Interest and  other               922                                  922         95,838                             96,760
                               ----------         ----------         ---------     -----------         ----------      -----------
                                  558,198             60,681           618,879      2,115,832             284,800      3,019,511
                               ----------         ----------         ---------     -----------         ----------      -----------

   Net  Loss                   $ (491,857)        $   55,088          (436,769)    (1,199,099)           (284,800)    (1,920,668)
                               ===========        ==========         ==========    ===========         ===========    ============

   Loss per share - basic and       (0.35)                               (0.07)                                        $   (0.26)
     diluted

   Weighted average number of
    shares outstanding           1,400,000                           5,857,430                                          7,392,884
                               ===========                          ===========                                       ============

     Notes to Pro Forma Statements of Operations
     Year Ended December 31, 1998:

     (1) Statement of Operations as reported in the 8KA filed previously.

     (2) Interest income on the receivable from Develcon Electronics Ltd.

     (3) Amortization of technology license.

     (4) Amortization of goodwill as a result of acquiring INFINOP.

     (5)  Infinop   Holdings,   Inc.  and  Subsidiaries   (INFINOP)   historical
(unaudited).